Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jeffrey Weiner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LinkedIn Corporation on Form 10-Q for the fiscal quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of LinkedIn Corporation.
Date: July 31, 2014

By:	/s/ Jeffrey Weiner
Name:	Jeffrey Weiner
Title:	Chief Executive Officer
I, Steven Sordello, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LinkedIn Corporation on Form 10-Q for the fiscal quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of LinkedIn Corporation.
Date: July 31, 2014

By:	/s/ Steven Sordello
Name:	Steven Sordello
Title:	Senior Vice President and Chief Financial Officer